UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 4, 2020

CAPITALA FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	814-01022	90-0945675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4201 Congress St., Suite 360

Charlotte, NC 28209

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (704) 376-5502

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CPTA	NASDAQ Global Select Market
5.75% Convertible Notes due 2022	CPTAG	NASDAQ Capital Market
6.00% Notes due 2022	CPTAL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On August 4, 2020, Capitala Finance Corp. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2020 (the “Earnings Release”), the text of which is attached hereto as Exhibit 99.1.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such filing.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Charter Amendment for Reverse Stock Split

On August 3, 2020, the Company filed Articles of Amendment (the “Articles of Amendment”) to its Articles of Amendment and Restatement with the State Department of Assessments and Taxation of the State of Maryland to effectuate a one-for-six reverse stock split (the “Reverse Stock Split”) of the Company’s shares of common stock, par value $0.01 per share (the “Shares”). The Reverse Stock Split is expected to take effect at 5:00 p.m. Eastern Time on August 21, 2020 (the “Effective Time”). At the Effective Time, every six (6) issued and outstanding Shares will be converted into one (1) Share. The Articles of Amendment also provide that there will be no change in the par value of $0.01 per Share as a result of the Reverse Stock Split.

As a result of the Reverse Stock Split, for example, if the one-for-six reverse stock split were effective as of August 3, 2020, the number of outstanding Shares would be reduced from 16,266,484 to approximately 2,711,080, subject to adjustments due to the cancellation of fractional shares associated with the Reverse Stock Split.

No fractional shares will be issued in connection with the Reverse Stock Split and fractional shares will be eliminated by paying cash for the fair value of a fractional portion of Shares. The Reverse Stock Split will apply to all of the Company’s outstanding Shares and therefore will not affect any shareholder’s relative ownership percentage. Shareholders will receive information from the Company’s transfer agent or their broker-dealer regarding their holdings of Shares following the Reverse Stock Split. Shareholders are not required to take any action to effectuate the exchange of their stock.

The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the complete Articles of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On August 4, 2020, the Company made available on its website, http://investor.CapitalaGroup.com, a supplemental investor presentation with respect to the Earnings Release.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. The information provided herein shall not be deemed incorporated by reference into any filing made under the Securities Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment
99.1	Press release dated August 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2020	CAPITALA FINANCE CORP.

	By:	/s/ Stephen A. Arnall
Stephen A. Arnall
Chief Financial Officer and Chief Operating Officer